UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2016

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2016, the board of directors (the “Board”) of Splunk Inc. (“Splunk”) approved amendments to the Amended and Restated Bylaws (the “Bylaws”) of Splunk to implement proxy access.

Section 2.15 has been added to the Bylaws to allow a stockholder or a group of no more than 20 stockholders (or 25 stockholders, if Splunk’s annual revenues are greater than $4 billion for the most recently completed fiscal year) that has maintained continuous ownership of 3% or more of Splunk’s common stock for at least three years to include in Splunk’s proxy materials for an annual meeting of stockholders a number of director nominees not to exceed 20% (if there are 10 or more directors in office) or 25% (if there are nine or fewer directors in office) of the directors then in office, but in no case less than one nominee. Proxy access will first be available in connection with Splunk’s 2017 annual meeting of stockholders.

Splunk engaged in discussions with a number of its stockholders to assess their views on appropriate proxy access terms, allowing the Board to implement terms that it believes will provide meaningful proxy access rights for stockholders while furthering the long-term interests of Splunk and its stockholders.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Splunk Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date: March 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Splunk Inc.